UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 2, 2008

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 John Hancock Road, Taunton, MA 02780
(Address of Principal Executive Offices) (Zip Code)

(508) 824-6696
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2008, the Board of Directors of Kopin Corporation (the “Company”) approved the adoption of the Company’s 2009 Incentive Plan effective as of December 28, 2008. The Company’s 2009 Incentive Plan acts as an incentive plan for the Company’s fiscal year ending December 26, 2009. Pursuant to this 2009 Incentive Plan, certain officers and employees of the Company are eligible to earn incentive compensation if the Company achieves certain financial milestones (the “Financial Milestones”) as adopted by the Company’s Compensation Committee. The purpose of the 2009 Incentive Plan is to further align the interest of management and shareholders by providing employees higher levels of compensation for meeting or exceeding the financial milestones. The 2009 Incentive Plan has a cash bonus if the minimum Financial Milestones are achieved and is designed to pay out approximately 35% of amounts earned in cash and 65% in restricted common stock of the Company for incremental amounts earned above the minimum; however if the Company is unable to issue common stock, the amounts earned may be paid out solely in the form of cash. The incentive compensation may be earned if the product line a participant works for meets its respective milestone even if the other product lines of the Company do not meet its respective milestones. Drs. Fan and Choi and Mr. Sneider will earn 50% of their incentive compensation based on the results of the Display product line and 50% upon the results of the III-V product line.

Pursuant to the 2009 Incentive Plan, on December 2, 2008, the Company granted to its executive officers (the “Officers”) restricted stock awards as set forth in the table below. In addition to meeting the Financial Milestones, these shares of restricted stock will vest as follows: (i) 50% of the restricted stock will vest if the employee is employed by the Company from December 28, 2008 through December 26, 2009, and (ii) the remaining 50% of the restricted stock will vest if the employee remains employed by the Company from December 28, 2008 through December 11, 2010.  The Company shall determine if the Financial Milestones have been met based on its financial results for the year ended December 26, 2009.

The table below provides the potential range of awards that the Officers may be eligible to earn under the 2009 Incentive Plan. The table does not include amounts that will be paid as part of the Officer’s annual salary, amounts that can be earned under previous equity awards or any additional awards the Compensation Committee may grant at year end. Column A is the approximate cash bonus if the minimum Financial Milestones are achieved, column B shows the maximum cash bonus that will be paid if all Financial Milestones are achieved, column C shows the number of restricted shares of the Company’s common stock which can be earned if all Financial Milestones are achieved and column D is an estimate of the total incentive compensation an Officer could earn if all Financial Milestones are achieved. The total incentive compensation is computed as the sum of the incentive compensation maximum amount to be paid in cash plus the value of the restricted common stock earned under the 2009 Incentive Plan. The value of the restricted common stock was computed as the maximum number of shares an Officer could earn multiplied by $1.78 the closing stock price on December 2, 2008. The value of the restricted common stock is an approximation of the expense the Company would record as a result of the 2009 Incentive Plan. The actual value to the Officer is dependent on the Company’s common stock price on the day the restrictions on the common stock lapse.

Officer	A	B	C	D
Dr. Fan	$100,000	$50,846	50,768	$141,214
Mr. Sneider	$25,000	$25,319	25,280	$70,318
Dr. Tsaur	$25,000	$29,229	29,184	$81,175
Dr. Choi	$25,000	$19,689	19,659	$54,682
Mr. Hill	$25,000	$23,219	23,183	$64,485
Mr. Presz	$25,000	$18,989	18,960	$52,738

On the date that the Company files its Form 10-K for the year ended December 27, 2008, the Compensation Committee will grant 50,000 shares of restricted stock to John C.C. Fan and will provide Dr. Fan with a cash bonus of $50,000.  The shares of restricted stock will vest upon the achievement of certain operational goals. In addition to these shares, the Company will also grant 75,000 shares of restricted stock to Dr. Fan on the date the Company files its Form 10-K for the year ended December 27, 2008.  These additional 75,000 shares will vest with respect to 25% of the shares on December 11, 2009, and 25% on each subsequent three year anniversary date thereafter.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2008, the Board of Directors of the Company approved and adopted the Fourth Amended and Restated By-Laws for the Company (the “Amended By-Laws”), effective as of December 2, 2008.  The Amended By-Laws clarify and revise the advance notice provisions for director nominations and other matters to be brought before a stockholders meeting. In addition to conforming changes, the Amended By-Laws now include the following:

  An affirmative statement that the procedures set forth in the Amended By-Laws are the exclusive means for a stockholder to make director nominations or submit other business before a stockholders meeting.
  A requirement that any stockholder who desires to bring a nomination or proposal before the meeting must provide certain information about such stockholder’s beneficial ownership in the Company (including ownership of options, warrants or other derivative instruments), any arrangements pursuant to which the stockholder has a right to vote the stock, any relationships with the Company and other stockholders of the Company, and any derivative positions held in the Company’s stock.
  If such stockholder desires to bring any business before the stockholders meeting other than a director nomination, the stockholder must provide a brief description of the business, including any material interest the stockholder may have in the business.
  A requirement that the director nominations brought at a meeting of stockholders may only be brought by the directors or by a stockholder who has complied with the advance notice provisions.
  A requirement that the Company will only recognize directors that were nominated in accordance with the advance notice provisions.
  A requirement that a nominee for director shall furnish information required to be set forth in a stockholder’s notice of nomination.

Item 7.01.  Regulation FD Disclosure.

On December 8, 2008, the Company announced that its Board of Directors authorized a stock repurchase program of up to $15 million of the Company’s common stock.  Pursuant to the stock repurchase program, the Company may purchase in one or more open market or private transactions up $15 million of shares of the Company’s common stock. The stock repurchase program shall terminate on December 2, 2011, unless earlier terminated by the Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

3.1	Fourth Amended and Restated By-laws of Kopin Corporation

99.1	Press Release Announcing Adoption of Stock Buy Back Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 8, 2008

KOPIN CORPORATION

By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

3.1	Fourth Amended and Restated By-laws of Kopin Corporation

99.1	Press Release Announcing Adoption of Stock Buy Back Program